                                                                   EXHIBIT 99.11


VEDDER PRICE                                  VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                              222 NORTH LASALLE STREET
                                              CHICAGO, ILLINOIS 60601
                                              312-609-7500
                                              FACSIMILE: 312-609-5005

                                              A PARTNERSHIP INCLUDING VEDDER,
                                              PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                              WITH OFFICES IN CHICAGO, NEW YORK
                                              CITY AND LIVINGSTON, NEW JERSEY


                                                                   June 3, 2003


Driehaus Mutual Funds
25 East Erie Street
Chicago, Illinois 60611

Ladies and Gentlemen:

         We are acting as counsel to the Driehaus Mutual Funds, a Delaware statutory trust (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of a registration statement on Form N-14 (the "Registration Statement"), registering an indefinite number of units of beneficial interest, no par value ("Shares"), in the Driehaus International Discovery Fund and the Driehaus Emerging Markets Growth Fund, each a series of the Trust (the "Acquiring Funds"), pursuant to the proposed reorganizations with the Driehaus International Growth Fund, the Driehaus European Opportunity Fund and the Driehaus Asia Pacific Growth Fund, each also a series of the Trust (the "Selling Funds"), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by the Trust on behalf of the Acquiring Funds and the Selling Funds and Driehaus Capital Management, Inc. (for purposes of Section 9.1 only) included in the Registration Statement (the "Agreement").

         You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. In connection with rendering that opinion, we have examined the Registration Statement, the Trust's Declaration of Trust and Certificate of Trust, as amended, the Trust's Amended and Restated By-Laws, the actions of the Trustees of the Trust that authorize the approval of the foregoing documents, securities matters and the issuance of the Shares, and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. In examining the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of documents purporting to be originals and the conformity to originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials, officers and Trustees of the Trust.

         Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the Delaware Statutory Trust Act. We express no opinion with respect to any other laws.

VEDDER PRICE

Driehaus Mutual Funds
June 3, 2003
Page 2


         Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that (a) the Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and (b) when issued and paid for upon the terms provided in the Registration Statement, subject to compliance with the Securities Act of 1933, as amended (the "1933 Act"), the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.

         This opinion is rendered solely for your use in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                         Very truly yours,

                                         /s/ Vedder, Price, Kaufman & Kammholz

                                         VEDDER, PRICE, KAUFMAN & KAMMHOLZ


COK/KJF